                   SECURITIES LENDING AGENCY CLIENT AGREEMENT

          THIS AGREEMENT is made as of the 27th day of March, 1998, by and between Westcore Trust and each of its Funds listed as Clients on Exhibit 1 to this Agreement (each a "Client") and PaineWebber Incorporated ("PWI"). Capitalized terms not otherwise defined shall have the meanings set forth in
Section 13.

          Each Client and PWI, intending to be legally bound, agree as follows:

          1.   APPOINTMENT OF PWI; TERMS OF LOANS.

               a. (1) Each Client hereby authorizes and appoints PWI, and PWI agrees to act, as Client's agent to effect Loans of Available Securities to Eligible Borrowers and to provide related administrative services to Client, all pursuant to the terms and conditions of this Agreement. No Loan shall be made if, as a result, more than 30% of any Fund's total assets (as PWI is advised of such amount by Client from time to time) would be subject to securities loans. During the term of this Agreement, PWI may from time to time, in its sole discretion, contact Eligible Borrowers on behalf of any Client and lend Available Securities belonging to that Client ("Lending Client") to those Eligible Borrowers.

                    (2) The initial Eligible Borrowers for each Client are listed on Exhibit 2 hereto. Exhibit 2 may be amended by PWI from time to time, PROVIDED, however, that no such amendment adding an Eligible Borrower shall be effective with respect to any Client unless approved by that Client, and PROVIDED FURTHER, that PWI shall amend Exhibit 2 to delete any Eligible Borrower with respect to any Client promptly following written notice from that Client directing PWI to do so. In connection with the addition of an Eligible Borrower, at Client's request. PWI shall provide Client with a copy of the most recent publicly available financial statement of such borrower as furnished by the Borrower to PWI.

               b. Each Loan shall be made pursuant to an agreement ("Borrowing Agreement") substantially in a form attached as Schedule A hereto or in such other form as may be approved by from time to time by Client. The form of the Borrowing Agreement used with respect to a Loan made on behalf of any Client shall not be amended by PWI in any material respect except with the prior written consent of that Client. PWI shall disclose fully to Eligible Borrowers that PWI acts as agent for its clients and not as principal.

               c. Each Loan shall be terminable by PWI on behalf of Lending Client or the Borrower upon notice to the other party. At its sole discretion, PWI may notify any Borrower of the termination of any Loan at any time. PWI will notify the Borrower of the termination of any Loan on the same day that it is directed to terminate the Loan by Lending Client if PWI receives such direction by the Termination Notice Time on a Business Day; if the direction to terminate is received by PWI after the Termination Notice Time, PWI will notify the Borrower of the termination of the Loan on the next Business Day. In the case of notice by PWI, the termination date so established will be no later than: (i) in the case of Loans of Government Securities, the same Business Day as such notice, (ii) in the case of Foreign Securities, the standard settlement date for trades of the Loaned Securities entered into on the date of such notice in the principal market for such securities, or (iii) in all other cases, the third Business Day following such notice.

          2.   Authority of PWI with Respect to Loans.

               a.   PWI is hereby authorized:

                      (1) to make, execute, acknowledge and deliver Borrowing Agreements and any and all other documents or agreements of transfer and conveyance and any and all other instruments that may be necessary or appropriate to effect a transfer of Available Securities to Eligible Borrowers pursuant to a Borrowing Agreement or to complete any Loan; and

                     (2) to exercise all of the rights of Lending Client under the Borrowing Agreement and to do all acts, whether or not expressly authorized, which it may deem reasonably necessary or proper for the protection of the Collateral held thereunder.

               b.   Each Client acknowledges and agrees that:

                      (1) Client shall direct its Custodian to take such actions as are necessary or appropriate to enable PWI to perform its obligations hereunder or under any Borrowing Agreement;

                    (2) PWI shall have full discretion regarding the selection of the particular Eligible Borrowers to whom Loans of Available Securities may be made and as to the selection of the particular Available Securities loaned pursuant to any Loan;

                    (3) there is no assurance that Loans will be made at any time;

                    (4) PWI may perform securities lending activities for other clients of PWI, including clients that are, or that are advised or managed by, its Affiliates, and PWI may allocate securities lending opportunities among any or all of its clients using such reasonable methods as PWI may follow from time to time; and

                    (5) Client waives the right to vote Loaned Securities or to provide any consent or take any similar action with respect to any Loaned Securities. Notwithstanding the foregoing, under the terms of the Borrowing Agreement. Client shall be entitled to receive any payment made in respect of any consent solicitation with respect to its Loaned Securities.

               c. If an installment, call or rights issue becomes payable on, or in respect of any, Loaned Securities, PWI shall use reasonable efforts to ensure that any timely instructions from Lending Client are complied with, but PWI shall not be required to make any payment unless Lending Client has first provided funds to make such payment.

          3.   COLLATERAL; RESPONSIBILITIES OF PWI AND CLIENT.

               a. Under the terms of each Loan, Borrower shall be required to transfer to the Client Account, at or before the inception of the Loan.
Eligible Collateral having a Market Value (determined as of the close of trading on the preceding Business Day) at least equal to 105% of the Market Value of any Loaned Securities that are Foreign Securities and 102% of all other Loaned Securities (the "Required Collateral Level").

               b. PWI shall determine the Market Value of the Loaned Securities and the Collateral for each Loan on each Business Day. Under the terms of each Loan, if at any time the Market Value of the Eligible Collateral for any Loan decreases to 100% or less of the Market Value of the Loaned Securities, the Borrower shall be required to transfer to the Client Account, on or before the next Business Day, additional Eligible Collateral sufficient to increase the Market Value of the Eligible Collateral to at least the Required Collateral Level.

               c. PWI shall transfer any Collateral received by it with respect to Loans for that Client to its Client Account. If PWI receives such Collateral prior to 3:00 p.m., Eastern time (or, in the case of cash Collateral, 5:00 p.m., Eastern time), such transfer shall be made on the same Business Day that the Collateral is transferred to PWI; if such Collateral received later than that time, such transfer shall be made on the next Business Day.

               d. Unless otherwise agreed by Client and PWI, PWI shall invest, or shall arrange for the investment of, all cash Collateral in accordance with the Investment Guidelines. All investments of cash Collateral shall be for the account of the Lending Client and shall be solely at the Lending Client's risk. To the extent consistent with the Investment Guidelines, cash Collateral may be invested in repurchase agreements with PWI or in investment companies or other commingled accounts advised or managed by PWI or its Affiliates, and Client consents to the retention by PWI and its Affiliates of any advisory or other fees paid by such accounts. If PWI arranges for cash Collateral to be invested by an investment manager or adviser (other than PWI but including any advisory Affiliate of PWI) approved in writing by Client, Client will be responsible for any investment management or advisory fees charged by that investment manager or adviser.

               e. PWI shall give appropriate and timely directions to Lending Client or its Custodian with respect to the transfer and re-transfer of any and all Loaned Securities, Collateral maintained in the Client Account and payments, distributions and proceeds thereon or thereof, and if the Collateral is maintained in the Client Account, with respect to the payment of any loan rebates to Borrowers, and each Lending Client will cause its Custodian to timely execute such directions.

               f. In the event of any default by any Borrower in respect of any Loan, PWI shall be responsible for notifying the Lending Client, and PWI shall take any and all actions in accordance with the Borrowing Agreement necessary or appropriate to protect the interest of the Lending Client in respect of the Loan, including without limitation, liquidating or, if the Collateral is maintained in the Client Account, directing Lending Client or its Custodian to liquidate, the Collateral.

               g. Except as provided in paragraph (h), PWI shall arrange for an amount equal to any interest, dividends or other distributions paid on Loaned Securities to be credited to the appropriate Client Account.

               h. Non-cash distributions on Loaned Securities in the nature of stock splits or stock dividends shall be added to the Loan and become Loaned Securities; PROVIDED that a Lending Client may, by giving PWI ten (10) Business Days' notice prior to the date of such non-cash distribution, direct PWI to request that the Borrower deliver such non-cash distributions to its Client Account, in which case PWI shall arrange for such non-cash distribution to be credited to that Client Account as soon as practicable.

          4.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

               a.   Each Client represents, warrants and covenants as follows:

                      (1) this Agreement constitutes the legal, valid and binding obligation of Client, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting Creditors' rights generally;

                     (2) the execution, delivery and performance by Client of this Agreement, execution of each Borrowing Agreement by PWI on behalf of Client, and PWI's entering into Loans under Borrowing Agreements on behalf of Client, have been duly and validly authorized by Client, and Loans made in accordance with the terms hereof will comply with all laws and regulations, including those of securities regulatory and self-regulatory organizations, applicable to Client;

                    (3) Client owns, and will own at the time that any Loan is outstanding, all Available Securities free and clear of any lien or encumbrance, and no Available Securities have been, or will at the time of any Loan have been, sold;

                     (4) Client has made its own determination as to the tax treatment of any dividends, remuneration or other funds received hereunder;

                      (5) Client and any party serving as an investment adviser to Client have approved the lending of the Available Securities, have determined that each of the Eligible Borrowers, the Eligible Collateral and the Investment Guidelines (as the same may be amended pursuant to the terms hereof) are appropriate for Loans by Client hereunder and have directed PWI to comply with the same, and have determined that lending the Available Securities in accordance with the terms hereof is an appropriate activity for Client, consistent with its investment objectives and policies;

                     (6) the Available Securities are not "plan assets" within the meaning of ERISA, or if the Available Securities are such plan assets, a Loan of the Available Securities to an Eligible Borrower would not constitute a prohibited transaction for purposes of ERISA; and

                    (7) no Loan of the Available Securities will violate any statute, regulation, rule, order, judgment or agreement binding on Client or any of its assets.

               b. PWI represents, warrants and covenants to each Client as follows:

                      (1) this Agreement constitutes a legal, valid and binding obligation of PWI, enforceable against it in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors' rights generally;

                     (2) the execution, delivery and performance by PWI of this Agreement and of each Borrowing Agreement, and PWI's entering into Loans under Borrowing Agreements on behalf of Client, have been duly and validly authorized by PWI, and Loans made in accordance with the terms hereof will comply with all laws and regulations relating to the lending of securities and applicable to PWI as lending agent; and

                    (3) PWI has the power to execute and deliver this Agreement, to enter into the transactions contemplated hereby and to perform its obligations hereunder, and it has taken all necessary action to authorize such execution, delivery and performance.

               c. Each of the above representations and warranties shall be deemed made and repeated for all purposes at and as of all times when any Loan entered into under the Borrowing Agreement is outstanding.

               d. Each Client and PWI agree that, under the terms of this Agreement, Client and its investment adviser, if any, retain ultimate authority with respect to lending Client's securities and have directed PWI to lend Available Securities in accordance with the terms hereof. Each Client and PWI further agree that PWI is not, and shall not be considered to be, solely by virtue of its role hereunder, an investment adviser for Client.

          5. STATEMENTS; RECORDS. PWI shall maintain current and accurate records of the Loans as required by applicable regulations and shall provide each Client with monthly statements detailing all deliveries and receipts of Loaned Securities and Collateral, all transactions in the Client Account made at the direction of PWI, all fees received and income earned from the Collateral and Loaned Securities, all fees and other amounts paid to each Borrower or others, and such other information as Client may reasonably request all on a Fund-by-Fund basis.

          6. COMPENSATION OF PWI. In consideration of the services to be provided by PWI hereunder, PWI shall be entitled to compensation as set forth in
Exhibit 4. PWI is hereby authorized to charge such compensation and reimbursements against and collect the same from the revenues derived from securities lending activities or to direct the Custodian to pay PWI such compensation and reimbursements on a monthly basis, within 10 business days after the end of each month. The fees paid to PWI hereunder are solely in consideration of securities lending services rendered by it and are in addition to any other fees or compensation to which it may be entitled for services rendered for Client under other agreements.

          7.   MODIFICATION AND TERMINATION OF AGREEMENT.

               a. This Agreement is a continuing agreement and shall remain in full force and effect until terminated in accordance with this Section. This Agreement may be modified or terminated with respect to any Client at any time upon mutual written agreement of PWI and that Client, expressly referring to this Agreement and indicating an intention to effect such modification or termination. This Agreement also may be terminated at any time by PWI or any Client upon ninety (90) days prior written notice to the other party.

               b. Following any termination of this Agreement but only with respect to the Client or Clients with respect to which such termination is effective, PWI shall:

                     (1)  immediately cease making new Loans;

                     (2) terminate, as promptly as possible, any outstanding Loans, but shall continue to administer any such outstanding Loans as necessary to effect their termination, including, without limitation, (A) the return to Borrowers of Collateral on Loans as to which Loaned Securities are returned to PWI or to the Client Account and as to which the Borrower is not in default, and
(B) the coordination of the liquidation of Collateral, all in the manner and on the terms permitted under the Borrowing Agreements and deemed necessary or appropriate by PWI; and

                     (3) remit and deliver, or arrange for remittance and delivery, to the Client Account all securities, earnings and other items due to each Lending Client.

               c. Regardless of any agreement as to, or the receipt of any notice of, termination and the cessation of lending, this Agreement shall not entirely terminate with respect to any Lending Client until all Loans have been closed, all Collateral liquidated or returned, all deliveries and remittances due the Client have been made, and all final reports required hereunder have been made.

          8.   STANDARD OF CARE; INDEMNIFICATION.

               a. Subject to the requirements of ERISA with respect to Loans involving "plan assets" within the meaning of ERISA, PWI shall not be liable for any loss or damage suffered or incurred by any Client in connection with any Loan or the administration and operation of PWI's securities lending program, whether or not resulting from any act or omission to act hereunder or otherwise, unless and except to the extent such loss or damage has been determined by a final judgment or order of a court of competent jurisdiction to have arisen out of PWl's own gross negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, PWI shall not be liable to any Client for any consequential, special or indirect losses or damages which the Client may incur or suffer by or as a consequence of PWI's performance of, or failure to perform, the services to be provided hereunder, whether or not the likelihood of such losses or damages was known by PWI, nor shall PWI be liable for any losses or damages resulting from PWI's having complied with the Investment Guidelines or with any other directions from, or requirements of, the Client.

               b. PWI shall not be liable to any Client for any investment losses with respect to cash Collateral that comply with the Collateral Guidelines. Each Client authorizes PWI to charge the Client Account for any amounts payable by such Client pursuant to this Section 8(b).

               c. Client shall indemnify PWI and hold it harmless from and against any and all liability, loss, damages and claims, including attorneys' fees and all other expenses reasonably incurred in its defense, to which PWI shall be subjected by reason of its actions, or failure to act, in either case taken in good faith pursuant to this Agreement, except that this indemnity shall not apply: to the extent that PWI's actions or failure to act resulted from PWI's negligence or willful misconduct.

          9. GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

          10.  MISCELLANEOUS.

               a. If Exhibit 1 specifies that a party identified thereon as a Client is acting on behalf of one or more of its portfolios, series, sub-trusts or sub-accounts (each, a "portfolio") that are also identified on Exhibit 1, each such portfolio shall be deemed to be a Client for all purposes under this Agreement.

               b. Notwithstanding any other provision of this Agreement, the parties agree that, if more than one Client (including any portfolio) is identified on Exhibit 1:

                      (1) the relationships and agreements set forth in this Agreement between each Client and PWI shall be several, separate and distinct from those between any other Client and PWI, to the same effect as if that Client had executed a separate agreement in the form hereof with PWI; and

                     (2) the assets and liabilities of each Client are separate and distinct from the assets and liabilities of each other Client, and no Client shall be liable or shall be charged for any debt, obligation or liability of any other Client under this Agreement.

               c. With respect to each Client that is a business trust, notice is hereby given that this instrument is executed on behalf of the trustees of Client as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees or shareholders of Client individually but are binding solely upon the assets and property of Client. The names "Westcore Trust" and "Trustees of Westcore Trust" refer respectively to the Trust created and the Trustees as trustees but not individually or personally, acting from time to time under an Amended and Restated Declaration of Trust dated November 19, 1987, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Westcore Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

               d. In the event any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had never been contained herein.

               e. This Agreement (including the exhibits and schedules attached hereto) constitutes the entire agreement between the parties and supersedes any prior agreements between the parties with respect to the subject matter hereof. This Agreement shall not be assigned by either party without the prior written consent of the other party.

          11. NOTICES. All notices, reports and statements shall be mailed, sent by express delivery service, or facsimile transmitted to the parties at the following addresses and facsimile telephone numbers and shall be effective upon receipt thereof:

TO PWI:

Address:
          PaineWebber Incorporated
          265 Franklin Street
          Boston, Massachusetts 02110
          Attention:  Global Portfolio Lending

Fax:      (617) 439-8215

TO CLIENT:

Address:  Westcore Trust
          Suite 3100
          370 Seventeenth Street
          Denver, Colorado 80202
          Attention: Treasurer

Fax:      (303) 623-7850

          12.  SECURITIES INVESTORS PROTECTION ACT OF 1970 NOTICE.

          EACH CLIENT IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT CLIENT WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO CLIENT MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER'S OBLIGATION IN THE EVENT THE BORROWER FAILS TO RETURN THE SECURITIES.

          13.  DEFINITIONS.  For the purposes hereof:

               a. "Affiliate" shall mean any entity which controls, is controlled by, or is under common control with another entity.

               b. "Available Securities" shall mean with respect to any Client and on any date, those securities held or maintained in its Client Account, other than those securities that Client has designated by written notice to PWI as not being available for Loans.

               c. "Borrower" shall mean, with respect to any Loan, the party that is a borrower under a Borrowing Agreement.

               d.   "Borrowing Agreement" shall have the meaning set forth in
Section 1.

               e. "Business Day" shall mean any day other than a day on which the New York Stock Exchange, Inc. is closed for trading; PROVIDED, however, that for purposes of the notice required to terminate any Loan, "Business Day" shall have the meaning established under the related Borrowing Agreement.

               f. "Client Account" shall mean, with respect to any Client, the account specified in Exhibit 3.

               g. "Collateral" shall mean all securities and other items of property pledged as collateral for a Loan.

               h. "Collateral Guidelines" shall mean, with respect to any Client, the guidelines for Eligible Collateral and for the investment of cash Collateral set forth in Exhibit 5.

               i. "Custodian" shall mean, with respect to any Client, the entity identified as such in Exhibit 3.

               j. "Eligible Borrower" shall mean, with respect to any Client and on any date, any entity to which Available Securities may be loaned on behalf of that Client, as listed in Exhibit 2, as the same may be amended from time to time by PWI.

               k. "Eligible Collateral" shall mean, with respect to any Lending Client and subject to such limitations as are specified in the Collateral Guidelines. Collateral consisting of (i) cash; (ii) Government Securities; (iii) Letters of Credit; and (iv) such other securities, instruments or investment property specified in the Collateral Guidelines.

               l. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may now or hereafter be amended.

               m. "Foreign Securities" shall mean securities that are denominated in a currency other than United States dollars and that are principally cleared and settled outside of the United States.

               n. "Government Securities" shall mean government securities as defined in Section 3(a)(42)(A)-(C) of the Securities Exchange Act of 1934, as amended.

               o.   "Lending Client" shall have the meaning set forth in Section
1.

               p. "Letter of Credit" shall mean an irrevocable, unconditional, stand-by letter of credit, in form and substance satisfactory to the Lending Client, issued by a bank (not affiliated with the Borrower under the related
Loan) listed in the Collateral Guidelines.

               q. "Loan" shall mean a loan of Available Securities pursuant to this Agreement.

               r. "Loaned Securities" shall mean, with respect to any Loan, the securities loaned by PWI on behalf of a Lending Client.

               s. "Market Value" shall have the meaning assigned in the applicable Borrowing Agreement.

               t. "Required Collateral Level" shall have the meaning set forth in Section 3(a).

               u. "Termination Notice Time" shall mean: (i) with respect to a direction by Client to PWI to terminate a Loan of Foreign or Government Securities, 9:45 a.m., Eastern time, on a Business Day; and (ii) with respect to a direction by Client to PWI to terminate any other Loan, 11:30 a.m., Eastern time, on a Business Day.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereto duly authorized effective as of the day and year first above written.

                              PAINWEBBER INCORPORATED


                              BY:  /s/ Denise E. Karabots
                                   -------------------------

                              NAME:  Denise E. Karabots

                              TITLE: First Vice President


                              EACH CLIENT LISTED ON EXHIBIT 1


                              BY:   /s/ Kenneth V. Penland
                                 ----------------------------

                              NAME: Kenneth V. Penland
                                   --------------------------

                              TITLE:  President
                                    -------------------------

                                    EXHIBIT 1
                              (LISTING OF CLIENTS)


          Westcore Small-Cap Opportunity Fund

          Westcore MIDCO Growth Fund

          Westcore Blue Chip Fund

          Westcore Growth and Income Fund

          Westcore Intermediate-Term Bond Fund

          Westcore Long-Term Bond Fund

                                    EXHIBIT 2
                              (ELIGIBLE BORROWERS)

The Following list of Eligible Borrowers applies to all Clients:


ELIGIBLE BORROWER

ABN Amro (USA) Inc.

Bear Stearns & Co. Inc.

BT Securities Corp.

CIBC Wood Gundy

CS First Boston Corp.

Daiwa Securities Inc.

Dean Witter Reynolds Inc.

Donaldson, Lufkin & Jenrette Securities Corp.

Dresdner Securities (USA) Inc.

Deutsche Bank

Goldman Sachs & Co.

Morgan Securities Inc.

Lehman Brothers Inc.

Merrill Lynch & Co.

Morgan Stanley Group Inc.

Nomura Securities International

PaineWebber Inc.

Prudential Securities, Inc.

Salomon Brothers Inc.

Spear, Leeds & Kellogg

Swiss Bank Corp Capital Markets Inc.

Smith Barney Inc.

UBS Securities Inc.

                                    EXHIBIT 3
                   (CLIENT ACCOUNT AND CUSTODIAN INFORMATION)


The following are the Client Accounts and, where applicable, the Custodian for each Client:

     Client Account                               Name of Custodian
     --------------                               -----------------


                                                The Bank of New York

                                    EXHIBIT 4
                             (COMPENSATION SCHEDULE)

PWI Fee: 30% of the Spread (if cash Collateral) or of the Fee Paid By Borrower (if non-cash Collateral)

Method of Calculation - Example:

Cash Collateral
---------------

Annual Investment Rate                                              8%

Annual Rate of Rebate to Borrower (negotiated)                      6%

Spread                                                              2%

                                                                    Income
           Days   Income on                               PWI         to
Loan Size  Open   Investment*     Rebate     Spread       Fee       Client
---------  ----   -----------     ------     ------       ---       ------

 $500,000   8      $888.89        $666.67    $222.22     $66.67     $155.55


*Formula:  Loan Value x Annual Investment Rate x # Days Open
           -------------------------------------------------
                                 360

Non-Cash Collateral
-------------------

Annual Borrower Fee Rate (negotiated)   1.5%

                                                             Income
           Days        Fee Paid by          PWI                to
Loan Size  Open         Borrower**          Fee              Client
---------  ----         ----------          ---              ------

$500,000    8           $166.66             $50.00           $116.66

** Computation:  Loan Value x Annual Fee Rate x # Days Open
                 ------------------------------------------
                                    360


In addition, each Client will reimburse PWI for all clearing corporation, transit or other transactional costs and expenses incurred by PWI and agreed to by Client in connection with the transfer or re-transfer of Loaned Securities or Collateral to or from the Client Account.

                                    EXHIBIT 5
                             (COLLATERAL GUIDELINES)

1.   For each Lending Client, Collateral shall be held (check appropriate box):

     / /1      by PWI for the account of Lending Client;

     /X/       in the Client Account.

2.   For each Client, Eligible Collateral shall include:

     A.   Cash in the following currencies:

                                                  Yes            No
                                                  ---            --

            (i)     U.S. Dollars                 /X/             / /4

           (ii)     Other:___________            / /5            /X/

     B.   Government Securities                  /X/             / /8

     C.   Letters of Credit                      /X/             / /10

          Letters of credit may be issued
          by the following banks:

          Banks that have been approved by Client
          ---------------------------------------

     D.   Other investments, as follows:         / /11           / /12
               See Attached

               ____________________________
               ____________________________
               ____________________________

3.   For each Client, cash Collateral may be invested in as follows:

               ____________________________
               ____________________________
               ____________________________

                                  ATTACHMENT E

                          PERMITTED TYPES OF COLLATERAL

Any of the following may constitute collateral for loans:

     1. Cash (which may be reinvested in accordance with the investment guidelines set forth below);

     2. Securities issued or guaranteed by the United States government or any agency or instrumentality thereof ("U.S. government securities"); or

     3. Irrevocable letters of credit in favor of PaineWebber issued by banks that are independent of the relevant borrowers and that have been approved by Client.

                    INVESTMENT GUIDELINES FOR CASH COLLATERAL

Cash collateral may be invested in accordance with these guidelines. "Portfolio," as used in these guidelines means the cash collateral received by PaineWebber for securities loans to a particular Fund within Westcore Trust (i.e., the requirements below apply on a Fund-by-Fund basis).

MATURITY STRUCTURE

The maximum final maturity of any one security will be 13 months; at least 20% of the portfolio will have a maturity of 1 day. Commercial paper will have a maximum maturity of 270 days; repurchase agreements will have a maximum maturity of 7 days.

PERMISSIBLE INVESTMENTS

                                    Maximum %
                                  of Portfolio    Special Instructions
                                  ------------    --------------------

Asset-Backeds 2(a)7 eligible           50%        bond funds only
Bankers Acceptances                    25%
Certificates of Deposit                50%
Commercial Paper                      100%
Euro Time Deposits                     50%
Funding Agreements - 7 day put         35%
Repurchase Agreements (Treasury only) 100%        101% minimum collateralization
U.S. Corporate Debt Securities         50%
U.S. Treasuries and Agencies          100%
Money Market Funds                    100%
Yankee Debt                            25%        bond funds only

QUALITY

Securities with maturities greater than one year must have a minimum credit rating of "AA" or its equivalent as rated by any nationally recognized statistical rating organizations ("NRSROs") from which it receives a rating.

Securities with maturities less than one year must have a minimum credit rating of "A1," "P1" or its equivalent as rated by any NRSROs from which it receives a rating. List of eligible issuers (or, for Asset Backed securities, sponsors) of each type of investment described above must be approved in advance by Denver Investment Advisors ("DIA").

DIVERSIFICATION

The maximum amount that any portfolio can invest or hold in the securities of any single issuer, other than U.S. Treasuries and Agencies, is 1.5% of the value of the total assets of the related Fund.

All securities must be U.S. dollar denominated. All securities domestic only, except that Euro Time Deposits, Yankee Bankers' Acceptances, Yankee Certificates of Deposit and Yankee Debt (including commercial paper) are permitted for Funds other than Blue Chip Fund but will not aggregate more than 50% of any portfolio. Unless PaineWebber is otherwise notified by DIA, all foreign securities must be held in custody by the relevant Fund's U.S. custodian without the use of a foreign sub-custodian or securities depository.

                                   SCHEDULE A
                        (FORM(S) OF BORROWING AGREEMENT)

                            SECURITIES LOAN AGREEMENT
                                   (BORROWER)

     SECURITIES LOAN AGREEMENT dated as of _____________, 199_, by and between PAINEWEBBER INCORPORATED, as agent for the Accounts (in such capacity and not in its individual capacity, PaineWebber Incorporated is hereinafter referred to as "Lender"), and ______________ ("Borrower") setting forth the terms and conditions under which Lender, on behalf of one or more Accounts identified in accordance with Section 1.3 may, from time to time, arrange for loans to Borrower of certain securities held in the Accounts against a pledge of collateral. References to Lender in this Agreement refer only to Lender in its representative capacity as agent for the Accounts and in no case shall be construed so as to render Lender liable as principal. Capitalized terms not otherwise defined herein shall have the meanings provided in Section 29.

     Lender and Borrower, intending to be legally bound, agree as follows:

     1.     LOANS OF SECURITIES.

     1.1 Subject to the terms and conditions of this Agreement, either party hereto may, from time to time, orally seek to initiate a transaction whereby Lender will lend securities to Borrower (each, a "Loan"). The parties shall agree orally on the terms of each Loan, which shall be subject to the terms and conditions of this Agreement and which shall include: (a) the date of commencement of the Loan ("Loan Commencement Date"); (b) a description (including the identity of the issuer) and the amount of the Loaned Securities; (c) the account to which the Loaned Securities are to be transferred; (d) the terms of compensation (including any applicable rebate);
(e) the types of Collateral acceptable for the Loan; and (f) the account or accounts to which the cash and non-cash Collateral for the Loan are to be transferred. These terms may be amended during the term of the Loan upon mutual agreement of the parties, provided that any amendment is consistent with the terms of this Agreement.

     1.2 Each Loan shall be evidenced by Lender's books and records pertaining to such loans, as maintained by Lender in the regular course of its business, which shall represent presumptive evidence thereof except for manifest error or willful misconduct. Lender shall send Borrower monthly statements of outstanding Loans showing Loan activity. Borrower agrees to examine such statements promptly and to advise Lender of any errors or exceptions. Borrower's failure to so advise Lender within ten (10) days after delivery of any such statement shall be deemed to be Borrower's admission of the accuracy and correctness of the contents thereof, and Borrower shall be fully bound thereby. The foregoing shall not be construed to prevent the parties hereto from mutually agreeing to amend or correct such statements if there has been manifest error in the preparation of the statements.

     1.3 Lender shall, periodically or when a material change in Lender's Accounts takes place, furnish to the Borrower a list of Accounts on whose behalf Lender is authorized to effect Loans as agent. With respect to any Loan, the identity of the Account shall be promptly furnished to Borrower upon its request or upon the occurrence of a Default involving such Account, provided, however, that Lender shall furnish such identity automatically with respect to any Loan of the assets of any ERISA Plan.

     1.4 Notwithstanding anything to the contrary contained in this Agreement with respect to when a Loan commences, a Loan hereunder shall not occur until the Loaned Securities and the Collateral therefor have been transferred in accordance with Section 16.

     1.5 WITHOUT WAIVING ANY RIGHTS GIVEN TO LENDER HEREUNDER, IT IS UNDERSTOOD AND AGREED THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO LOANED SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF BORROWER'S OBLIGATIONS IN THE

EVENT BORROWER FAILS TO RETURN THE LOANED SECURITIES.

     2.     TRANSFER OF LOANED SECURITIES.

     2.1 On the Loan Commencement Date (but in no event prior to the transfer to the account or accounts designated by Lender of Collateral in the amount required pursuant to Section 3), Lender shall arrange for the transfer of the Loaned Securities to Borrower.

     2.2 Borrower agrees that the completion of a transfer of Loaned Securities to it pursuant to a Loan shall constitute its acceptance and receipt thereof, and each such acceptance and receipt shall be deemed to constitute a representation by Borrower that, as of the date of such transfer, (a) all representations and warranties by Borrower herein are true and correct, as if made on and as of such date, (b) no Default hereunder has occurred and is continuing, and (c) except as otherwise theretofore disclosed to Lender in writing, there has been no material adverse change in the financial condition or business of Borrower or any direct or indirect parent of Borrower since the date of the most recent financial statements of Borrower provided to Lender hereunder and that, where Borrower is a registered broker-dealer under the Exchange Act, it is in compliance with Rule 15c3-1 thereunder.

     3.     TRANSFER OF COLLATERAL.

     3.1 Prior to, or concurrently with, the transfer of the Loaned Securities to Borrower. Borrower shall transfer to the account or accounts designated by Lender, Collateral having a Market Value in an amount equal to the Required Value.

     3.2 The Collateral transferred by Borrower to the account or accounts designated by Lender in respect of any Loan, as adjusted pursuant to Section 8, shall be security for Borrower's obligations in respect of such Loan and for any other obligations of Borrower hereunder, and Borrower hereby pledges, assigns and grants to Lender, as agent for the Account, a continuing first priority security interest in, and a lien upon, the Collateral, which shall attach upon the transfer of the Loaned Securities to Borrower and which shall cease with respect to any item of Collateral upon its being re-transferred to Borrower. In addition to all the rights and remedies given to Lender as agent hereunder, Lender, as agent for the Account, shall have all the rights and remedies of a secured party under the UCC.

     3.3 Lender may transfer or arrange for the transfer of the Collateral for any Loan to the related Account and the Account may use or invest the Collateral, if such Collateral consists of cash, at the risk, and for the benefit, of the Account, which shall bear all losses with respect thereto.
If the Collateral consists of securities, an Account that is a securities broker or dealer may pledge, repledge, hypothecate, rehypothecate, lend, relend, sell or otherwise transfer the Collateral and commingle the Collateral with other collateral or with its own assets. Borrower irrevocably appoints Lender as its attorney-in-fact for the purpose of doing or performing any act or thing (including, without limitation, executing any document) and taking all other steps as may be required to enable Lender or the Account to transfer any Collateral to a third party or to otherwise realize upon any Collateral.

     3.4 Provided that Borrower is not in Default hereunder, upon the transfer to the account or accounts designated by Lender of all Loaned Securities in respect of a Loan and the payment of all Loan Fees due upon termination of such Loan, Lender shall transfer (or cause the related Account to transfer) to Borrower the Collateral relating to such Loan. Lender's sole obligation to Borrower in respect of the Collateral is to return or arrange for the return of such to Borrower pursuant to this Section 3.4 and Section 5.4.

     3.5 If Borrower transfers Collateral in respect of a Loan to the account or accounts designated by Lender and Lender does not transfer or arrange for the transfer of the Loaned Securities to Borrower, Borrower shall have the absolute right to the immediate return of the Collateral; and if Lender transfers or arranges for the transfer of Loaned Securities to Borrower and Borrower does not transfer Collateral to the account or accounts designated by Lender as required under Section 3.1, Lender shall have the absolute right to the immediate return of the Loaned Securities.

     3.6 Borrower may, upon reasonable notice to Lender and with Lender's consent (which shall not be unreasonably withheld), substitute Collateral for Collateral securing any Loan; PROVIDED, HOWEVER, that such substituted Collateral shall: (a) consist only of cash, securities or other property that would be acceptable Collateral in accordance with this Agreement; and
(b) have a Market Value that, when added to the Market Value of the remaining Collateral for such Loan, is equal to or in excess of the Required Value. Substituted Collateral shall constitute Collateral for all purposes hereunder.

     3.7    Collateral shall be allocated to Loans as follows:

     3.7.1 Except as provided in the following sentence, Collateral transferred by Borrower in connection with a specific Loan shall be allocated to such Loan; provided, that if Collateral is received on the same day for more than one Loan, the Lender shall arrange for the allocation of such Collateral to each Loan then being made so that each such Loan is secured by not less than the Required Value of Collateral acceptable for such Loan. Any Collateral received with respect to a Loan in excess of the Required Value for such Loan may be held as collateral security for all Loans made to Borrower at any time without being allocated to any one Loan or, in the sole discretion of Lender, may be allocated at any time to any Loan or Loans then outstanding hereunder. All allocations of Collateral shall be marked in Lender's books and records, which shall be presumptive evidence of such allocations.

     3.7.2 Lender shall have the right, at its sole election, at any time and from time to time, to allocate or reallocate any Collateral delivered pursuant to the terms hereof to or among any outstanding Loan or Loans.

     3.7.3 It is expressly understood and agreed by the parties hereto that no allocation of Collateral to any Loan or liabilities due to any Account pursuant to the terms hereof shall in any way affect the ability of Lender to apply such Collateral to the satisfaction of any obligation of Borrower hereunder upon any Default hereunder, regardless of the Loan or Account to which such obligation relates, and that all Collateral at any time given hereunder shall constitute collateral security for all the Borrower's obligations to Lender or the Accounts hereunder without distinction of any kind and upon any Default hereunder may be applied to any such obligation or obligations as Lender in its sole discretion may elect.

     3.8 No later than seven days prior to the scheduled expiration date of any Letter of Credit supporting Borrower's obligations hereunder, Borrower shall deliver an extension of the expiration of such Letter of Credit or replace such Letter of Credit by providing Lender with a substitute Letter of Credit or other acceptable Collateral in an amount at least equal to the amount of the Letter of Credit for which it is substituted.

     4.     LOAN AND CASH COLLATERAL FEES.

     4.1 With respect to any Loan for which the Collateral consists of Government Securities or Letters of Credit and with respect to such other Loans as may be agreed upon by the parties, Borrower shall pay Lender a Loan Fee ("Loan Fee") based on the par value of those Loaned Securities which are debt instruments and on the Market Value at the time of the Loan of those Loaned Securities which are equity securities, as adjusted by any subsequent marks to market pursuant to Section 8, from the Loan Commencement Date to, but not including, the earlier of the date that securities identical to the Loaned Securities are returned to Lender upon a termination of the Loan or the date that securities identical to the Loaned Securities are purchased for the account of Lender pursuant to Section 12. The rate of the Loan Fee applicable to all Loaned Securities for any particular day shall be the rate agreed upon by the parties prior to and from time to time during each Loan. All such accrued Loan Fees shall be paid by the Borrower to Lender, as agent for the Account, by the earlier of (a) the tenth Business Day of the calendar month next following the calendar month during which such Loan Fees accrued and (b) the date as of which this Agreement is terminated.

     4.2 Unless otherwise agreed, with respect to any Loan as to which the Collateral consists of cash, the Lender's compensation shall consist of the right to use and invest the cash Collateral in accordance with Section 3.3. In consideration of the right to use and invest any such cash Collateral, the Lender agrees to pay the borrower a cash collateral fee (the "Cash Collateral Fee") computed daily for each Loan and based on the amount of Cash Collateral delivered with respect to Such Loan. The amount of the Cash Collateral Fee shall be computed from the Loan Commencement Date to, but not including, the earlier of the date that securities identical to the Loaned Securities are returned to the account or accounts designated by Lender upon a termination of the Loan and the date that securities identical to the Loaned Securities are purchased for the account of Lender pursuant to Section 12. The amount of the Cash Collateral Fee for any particular day shall be computed by multiplying (a) the amount of Cash Collateral by (b) the annual Cash Collateral Fee rate agreed upon by the parties prior to and from time to time during each Loan and (c) by the fraction 1/360. All accrued Cash Collateral Fees shall be paid by the Lender to the Borrower or its agent by the earlier of (a) the tenth Business Day following the receipt by the Lending Agent from the Borrower of an invoice in the calendar month next following the calendar month during which such Cash Collateral Fees accrued and (b) the date as of which this Agreement is terminated.

     4.3 Notwithstanding the foregoing, all Loan Fees shall be payable by Borrower immediately in the event of a Default hereunder by Borrower, and all Cash Collateral Fees shall be payable immediately by Lender in the Event of a Default hereunder by Lender. Cash Collateral Fees shall cease to accrue upon the occurrence of a Default hereunder by Borrower, and Loan Fees shall cease to accrue upon the occurrence of a Default hereunder by Lender.

     5.     TERMINATION OF THE LOAN.

     5.1 Each Loan shall be terminable by either party by demand made in accordance with this Section 5.

     5.2 Except with respect to Loans of Foreign Securities, Borrower may terminate a Loan on any Business Day by giving notice to Lender prior to the Termination Notice Time and transferring the Loaned Securities to Lender by the close of business on the corresponding date specified in such notice. With respect to Loans of Foreign Securities, such termination notice must be received by Lender before 11:00 a.m., Eastern time, on the second Business Day preceding the termination date.

     5.3 Lender may terminate a Loan on any termination date established by notice given to Borrower prior to the close of business on any Business
Day. The termination date so established shall be a date no earlier than the standard settlement date for trades of the Loaned Securities entered into on the date of such notice, which date shall, unless Borrower and Lender agree to the contrary, be (a) in the case of Government Securities, at Lender's discretion the same day or the next Business Day following such notice; (b) in the case of Foreign Securities, the standard settlement date in the principal market for such securities; or (c) in all other cases, the third Business Day following such notice.

     5.4 On or prior to the termination date of any Loan, Borrower shall transfer the Loaned Securities to or at the direction of Lender, whereupon Lender shall transfer, or cause the Account to transfer, the Collateral (as adjusted pursuant to Section 8) to Borrower pursuant to Section 3.4.

     6. RIGHTS OF BORROWER IN RESPECT OF THE LOANED SECURITIES. Until a Loan is terminated in accordance herewith and except as set forth in Sections
7.1 and 7.2 hereof, Borrower shall have all of the incidents of ownership of the Loaned Securities, including the right to exercise any rights and transfer the Loaned Securities to others. Notwithstanding the above, the Borrower shall remit to the account or accounts as designated by Lender any payment made to the Borrower in respect of any consent solicitation with respect to the Loaned Securities.

     7.     DIVIDENDS, DISTRIBUTIONS. ETC.

     7.1 Lender as agent for the Account shall be entitled to receive all distributions made on or in respect of the Loaned Securities which are not otherwise received by Lender, to the full extent it would be so entitled if the Loaned Securities had not been lent to Borrower, including, but not limited to: (a) all property (including cash dividends and all other distributions of cash or property), (b) stock dividends and bonus issues, (c) securities received as a result of split-ups of the Loaned Securities and distributions in respect thereof, (d) interest payments, (e) all rights to purchase additional securities, and (f) payments upon maturity or other redemption.

     7.2 Any cash distributions made on, or in respect of, the Loaned Securities, that Lender as agent for the Account is entitled to receive pursuant to Section 7.1, shall be paid by the transfer by Borrower of cash (denominated in the currency of issue for the Loaned Securities, unless otherwise agreed) to the account or accounts designated on the date such cash distribution is made by the issuer, in an amount equal to such cash distributions (subject to the provisions of Section 7.4), so long as Lender is not then in Default. Non-cash distributions received by Borrower in respect of the Loaned Securities shall be added to the Loaned Securities (unless otherwise directed by Lender) and shall be considered such for all purposes, except that if the Loan has terminated, Borrower shall forthwith deliver the same to Lender.

     7.3 (a) Borrower shall be entitled to receive all cash distributions made on, or in respect of, non-cash Collateral which are not otherwise received by Borrower, to the full extent it would be so entitled if the Collateral had not been transferred by Borrower. Any distributions of cash made on or in respect of such Collateral which Borrower is entitled to receive hereunder shall be paid by the transfer of cash (denominated in the currency of issue of the non-cash Collateral, unless otherwise agreed) by Lender to Borrower upon the date of receipt by Lender or the Account thereof, in an amount equal to such cash distribution (subject to the provisions of Section 7.4), so long as Borrower is not then in Default.

            (b) Borrower shall be entitled to receive all non-cash distributions made on or in respect of non-cash Collateral the payment dates for which are during the term of the Loan and which are not otherwise received by Borrower, to the full extent it would be so entitled if the Collateral had not been transferred by Borrower. Any distributions made on or in respect of such Collateral which Borrower is entitled to receive hereunder shall be paid by or at the direction of Lender to Borrower promptly, so long as Borrower is not in Default at the time of such receipt.

     7.4 (a) If (i) Borrower is required to make a payment (a "Borrower Payment") with respect to cash distributions on Loaned Securities under Sections 7.1 and 7.2 ("Securities Distributions") or (ii) Lender is required to make a payment (a "Lender Payment") with respect to cash distributions on Collateral under Section 7.3. ("Collateral Distributions"), and (ii) Borrower, Lender or their respective custodians, as the case may be ("Payor"), shall be required by law to collect any withholding or other tax, duty, fee, levy or charge required to be deducted or withheld from such Borrower Payment or Lender Payment ("Tax"), then Payor shall pay such additional amounts as may be necessary in order that the net amount of the Borrower Payment or Lender Payment received by Lender or Borrower, as the case may be ("Payee") after payment of such Tax equals the net amount of the Securities Distribution or Collateral Distribution that could have been received by the Payee if such Securities Distribution or Collateral Distribution had been paid directly to the Payee; provided, however, that any Borrower Payment shall also take into account (and Borrower shall pay such additional amounts as reflect) the value (as specified in a notice by Lender to Borrower) to the Account of any tax refund or reclaim to which such Account would otherwise have been entitled had the Loaned Securities not been loaned.

            (b) Each party shall supply to the other notice of such tax information as may be requested by the other to enable it to effect the Borrower Payment or Lender Payment in the required amount, computed as per the immediately preceding paragraphs of this Section 7. Borrower represents that, as of the Loan Commencement Date, no Tax would be imposed on any cash distribution paid to it with respect to Collateral for any Loan, unless Borrower has given notice to the contrary to Lender (specifically the rate at which such Tax would be imposed), and that Borrower will notify Lender of any change that occurs during the term of a Loan in the rate of any Tax that would be imposed on any such cash distribution.

     7.5 To the extent that, under the provisions of Sections 7.1 through 7.4, a transfer of cash or other property by Borrower would give rise to a Margin Excess or a transfer of cash or other property by Lender would give rise to a Margin Deficit, Borrower or Lender, as the case may be, shall not be obligated to make such transfer but, in lieu thereof, shall immediately credit the amounts that would have been transferable under such Sections to the account of Lender or Borrower, as the case may be.

     7.6 Borrower and Lender agree that, on the Business Day following the record date for the cash distribution relating to any Borrower or Lender Payment, Lender will notify Borrower that Lender will charge or credit (as appropriate) Borrower's account for such Borrower or Lender Payment on the date the payment is payable by Borrower or Lender pursuant to Section 7.2 or
7.3 hereof, and Lender will effect such charge or credit on such date; PROVIDED, HOWEVER, that no failure on the part of Lender to provide such notice or to effect such charge or credit shall affect the parties' respective rights and obligations under Section 7.1, 7.2 or 7.3.

     8.     MARK TO MARKET MARGIN.

     8.1 In the event that at the close of trading on any Business Day the Market Value of the Collateral for any Loan shall be, in the case of Loaned Securities that are Foreign Securities, 104% or less of the Market Value of such Loaned Securities, or in the case of other Loaned Securities, 101% or less of the Market Value of the Loaned Securities, Borrower shall immediately, and without notice or demand from Lender, transfer additional Collateral to the account or accounts designated by Lender so that the Market Value of such additional Collateral, when added to the Market Value of the other Collateral for such Loan, shall equal or exceed the Required Value.

     8.2 In addition to the rights of Lender under Section 8.1, in the event that at the close of trading on any Business Day the Market Value of Collateral for a Loan shall be less than the Required Value (a "Margin Deficit"), Lender may, by notice (which may be oral) to Borrower, demand that Borrower transfer to Lender additional Collateral so that the Market Value of such additional Collateral, when added to the Market Value of all other Collateral for such Loan, shall equal or exceed the Required Value. Unless otherwise agreed, such transfer shall be made in accordance with Lender's instructions by no later than the close of business on the day of demand if such demand is made prior to 11:00 a.m. New York time on a Business Day; otherwise such transfer shall be made on the next Business Day; PROVIDED, HOWEVER, that any such transfer of additional Collateral comprised of

Foreign Securities may be made on the next Business Day. If the additional Collateral to be posted is intended to be through adjustment of a Letter of Credit previously delivered to Lender as Collateral, Borrower agrees to cause the issuing bank to amend the original Letter of Credit by delivery of an amended Letter of Credit to Lender within the applicable time period described in the preceding sentence.

     8.3 In the event that at the close of trading on any Business Day the Market Value of all Collateral for a Loan shall be greater than the Required Value (a "Margin Excess"), Borrower may, by notice (which may be oral) to Lender, demand that Lender transfer to Borrower such amount of the Collateral selected by Borrower so that the Market Value of the Collateral for such Loan, after deduction of such amount, shall not exceed the Required Value. Unless otherwise agreed, such transfer shall be made in accordance with Borrower's instructions by no later than 3:00 p.m. New York time on the day of demand if such demand is made prior to 11:00 a.m. New York time on a Business Day; otherwise such transfer shall be made on the next Business Day; PROVIDED, HOWEVER, that any such transfer of Collateral comprised of Foreign Securities may be made on the next Business Day. If Lender is requested to return to Borrower a portion of any security constituting Collateral, Borrower shall, at the oral request of Lender, take all such action as is necessary to cause such security to be reissued in such denominations as are required to permit such a partial return, and in such case Lender shall not be obligated to return Collateral hereunder unless and until such action has been taken and may make required returns of Collateral hereunder by returning such securities in such amounts as are, as nearly as practicable. equal to but not greater than the required return. The return to Borrower of securities the Market Value of which on the date on which the requirement to return the same was established was then sufficient to comply with such requirement of return shall be in full compliance with this Agreement and a full discharge of Lender's obligation to make such return, notwithstanding the fact that, at the date of such return the Market Value of any such securities may have declined. Where Collateral is in the form of a Letter of Credit, Lender agrees to promptly consent to a reduction in the undrawn balance of the Letter of Credit sufficient to eliminate the Margin Excess, provided that Borrower delivers to Lender all amended Letter of Credit within the time period described in the second sentence of this Section 8.3.

     8.4 Borrower and Lender may agree, with respect to one or more Loans hereunder, to mark the values to market pursuant to Sections 8.1 and 8.2 by valuing the Loaned Securities lent and the Collateral given in respect thereof on an Account-by-Account basis.

     9. REPRESENTATIONS OF THE PARTIES HERETO. The parties hereby make the following representations and warranties:

     9.1 Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery and performance; and (c) this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms (in the case of Lender, solely in its capacity as agent for the Account or Accounts whose securities are the subject of a Loan or Loans).

     9.2 Each party hereto represents and warrants that the execution, delivery and performance by it of this Agreement and each Loan hereunder will at all times comply with all applicable laws and regulations including those of applicable securities regulatory and self-regulatory organizations (in the case of Lender, solely in its capacity as agent for the Account or Accounts whose securities are the subject of a Loan or Loans).

     9.3 Each party hereto represents and warrants that it has not relied on the other for any tax or accounting advice concerning this Agreement (except as expressly provided herein) and has made its own determination as to the tax and accounting treatment of any Loan and any dividends, remuneration or other funds received hereunder.

     9.4 Borrower represents and warrants that all Loans will comply with the applicable regulations of the Board of Governors of the Federal Reserve System governing margin lending ("Margin Regulations") and, without limiting the generality of the foregoing, that it (or any party to whom it relends the Loaned Securities) is borrowing or will borrow the Loaned Securities for the purpose of making delivery of such securities in the case of short sales, failure to receive securities required to be delivered or other similar situations or as otherwise permitted pursuant to the applicable Margin Regulations.

     9.5 Borrower represents and warrants that it has, or will have at the time of transfer to the account or accounts designated by Lender of any Collateral hereunder (other than Letters of Credit), the right to grant to Lender a first priority security interest therein subject to the terms and conditions hereof. As to Collateral consisting of Letters of Credit transferred to the account or accounts designated by Lender hereunder, Borrower represents and warrants that Lender shall have full unencumbered title thereto.

     9.6 Lender represents and warrants that the Account for which it is acting in any Loan shall have represented and warranted to it that the Loaned Securities transferred to Borrower shall be free and clear of any lien or encumbrance at the time of transfer, and Borrower represents and warrants to Lender that all Loaned Securities returned hereunder shall be free and clear of any lien or encumbrance at the time of such return.

     9.7 Lender represents and warrants that as to each Account, the Account has represented and warranted to it that the Account has duly authorized Lender, as agent, to execute and deliver this Agreement on its behalf, and to enter into Loans on its behalf.

     9.8 Notwithstanding any other provision of this Agreement, each of the representations and warranties set out in Section 2.2 and in this Section 9 shall be deemed made and repeated for all purposes at the time that any Loan is made and to be in effect as of all times when Borrower's obligations with respect to any Loan remain outstanding.

     10.    COVENANTS.

     10.1   Financial information shall be delivered as follows:

     10.1.1 If Borrower is not a broker-dealer registered under the Exchange Act, it covenants as follows: Upon execution of this Agreement, Borrower shall deliver to the Lender Borrower's and any parent company's most recent available financial information, including (without limitation) the most recent available audited and unaudited statements of Borrower's and any parent company's financial condition that Borrower or such parent company is required to provide to any Governmental agency or self regulatory body. As long as any Loan is outstanding under this Agreement, Borrower will promptly deliver to Lender all such financial information that is subsequently available, and any other financial information or statements that Lender may reasonably request.

     10.1.2 If Borrower is a broker-dealer registered under the Exchange Act, it covenants as follows: Upon execution of this Agreement, Borrower shall deliver to Lender the most recent statements of Borrower required to be furnished to Borrower's customers by Rule 17a-5(c) and (d) under the Exchange Act. As long as any Loan is outstanding under this Agreement, Borrower shall promptly deliver to Lender all such statements subsequently required to be furnished to Borrower's customers by such Rule (or any successor thereto). Upon execution of this Agreement, Borrower shall also deliver to Lender Borrower's and any parent company's most recent financial information otherwise available to its shareholders, the SEC, or the public as the case may be, including (without limitation) the most recent available audited and unaudited statements of Borrower's or any parent company's financial condition and any report or notice required by Rules 17a-5(a)(2)(i) and (ii) and 17a-11 under the Exchange Act. As long as any Loan is outstanding under this Agreement, Borrower will promptly deliver to the Lender all such financial information that is subsequently available.

     10.2 Borrower shall be liable as principal with respect to its obligations hereunder.

     10.3 Borrower shall at all times in respect of each Loan effected pursuant hereto maintain Collateral having a Market Value at least equal to the Required Value.

     10.4 Borrower agrees to cause every Letter of Credit delivered by it and constituting Collateral hereunder to be renewed or replaced by Collateral (including, without limitation, a renewal or replacement Letter of Credit) satisfactory to Lender at least seven days prior to the scheduled expiration date of such Letter of Credit.

     10.5 Borrower shall give Lender prompt notice of the occurrence of any development in the business affairs of Borrower that has resulted in, or which in Borrower's reasonable judgment could result in, a material adverse effect on the ability of Borrower to perform its obligations under this Agreement. Any such notice shall set forth, in reasonable detail, a description of the event which has occurred and of the action, if any, that Borrower proposes to take with respect thereto. Borrower will forward to Lender a copy of any order, decree, determination, instruction or other written evidence received by it of or with respect to any matter referred to in the first sentence of this subparagraph 10.5.

     10.6 Borrower and Lender hereby agree and acknowledge that (a) each Loan hereunder is a "securities contract," as such term is defined in Section 741(7) of Title 11 of the United States Code (the "Bankruptcy Code"), (b) each and every transfer of funds, securities and other property under this Agreement and each Loan hereunder is a "settlement payment" or a "margin payment," as such terms are used in Sections 362(b)(6) and 546(e) of the Bankruptcy Code, and (c) the rights given to Borrower and Lender hereunder upon a Default by the other constitute the right to cause the liquidation of a securities contract and the right to set off mutual debts and claims in connection with a securities contract, as such terms are used in Sections 555 and 362(b) (6) of the Bankruptcy Code. Each party hereto further agrees and acknowledges that if Borrower or an Account is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Loan hereunder is a "securities contract" and "qualified financial contract," as such terms are defined in the FDIA and any rules, orders or policy statements thereunder.

     10.7 Borrower will, from time to time, do and perform any and all acts and execute any and all further instruments reasonably requested by Lender more fully to effect the purposes of this Agreement and the pledge of the Collateral hereunder, including, without limitation, the execution and filing of financing statements and continuation statements relating to the Collateral Lender the provisions of the UCC.

     10.8 Borrower will notify Lender promptly upon the occurrence of any change of control with respect to Borrower or if Borrower enters into an agreement providing for such a change of control. For purposes of this paragraph, a "change of control" shall occur if Borrower consolidates or amalgamates with or merges with or into, or transfers all or substantially all of its assets to another entity, or if any person or entity acquires directly or indirectly the beneficial ownership of equity securities having the power to elect a majority of the board of directors of Borrower or otherwise acquires directly or indirectly the power to control the policy making decisions of Borrower.

     11. EVENTS OF DEFAULT. All Loans between Borrower and Lender may, at the option of the non-defaulting party exercised by notice to the defaulting party, (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an event specified in
Section 11.6 below), be terminated immediately upon the occurrence of any one or more of the following events (individually, a "Default"):

     11.1 Any Loaned Securities shall not be transferred to Lender on the termination date of the Loan as required by Section 5;

     11.2 Any Collateral shall not be transferred to Borrower as required by Section 3.5 and Section 5;

     11.3 Borrower shall fail to comply with the obligation to replace an expiring Letter of Credit under Section 10.4 and such default is not cured within one Business Day after notice of such failure to Borrower;

     11.4 Borrower or Lender shall fail to transfer Collateral as required by Section 8;

     11.5 Borrower or Lender shall fail to make the payment of distributions as required by Section 7 and such default is not cured within one Business Day after notice of such failure to Borrower or Lender, as the case may be;

     11.6 (a) Lender or Borrower shall commence as debtor any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or seek the appointment of a receiver, conservator, trustee, custodian or similar official for such person or any substantial part of its property, or (b) any such case or proceeding shall be commenced against Lender or Borrower, or another shall seek such an appointment, or any application shall be filed against such person for a protective decree under the provisions of the Securities Investor Protection Act ("SIPA"), which (i) is consented to or not timely contested by such party, (ii) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (iii) is not dismissed within 15 days, or, (c) Lender or Borrower shall make a general assignment for the benefit of creditors, or (d) Lender or Borrower shall admit in writing its inability to pay its debts as they become due;

     11.7 Lender or Borrower shall have been suspended or expelled from membership or participation in any securities exchange or association or other self-regulatory organization to whose rules it is subject or if it is suspended from dealing in securities by any governmental agency or regulatory body;

     11.8 Lender or Borrower shall have its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable government or agency or regulatory body thereof;

     11.9 Any representation made or deemed to be made by a party in respect of this Agreement or any Loan or Loans made hereunder shall be incorrect or untrue in any material respect during the term of any Loan hereunder;

     11.10 Borrower or Lender (a) fails to provide to the other party reasonable assurances of its ability to perform its obligations hereunder or under any Loan within 24 hours after request therefor is made in good faith by the requesting party; (b) notifies the other, orally or in writing, of its inability to or its intention not to perform its obligations hereunder; or
(c) otherwise disaffirms, rejects or repudiates any of its obligations hereunder;

     11.11 Borrower or Lender (a) shall fail to perform any material obligation under this Agreement not specifically set forth in this Section 11, including but not limited to the payment of fees as required by Section 4, and the payment of transfer taxes as required by Section 14(b) shall have received notice of such failure from the non-defaulting party, and (c) shall not have cured such failure by the next day after such notice on which a transfer of funds, Loaned Securities or Collateral, as the case may be, could be effected pursuant to Section 16.4 hereof; or

     11.12 A party to this Agreement ("X") consolidates or amalgamates with, or merges into, or transfers all or substantially all of its assets to another entity and (a) the resulting, surviving or transferee entity has not assumed all the obligations of X under this Agreement pursuant to an agreement reasonably satisfactory to the other party or (b) the financial condition of the resulting, surviving or transferee entity is, in the judgment of the other party, materially weaker than that of X prior to such transaction.

     12.    LENDER'S REMEDIES.

     12.1   If:

     (a) any Default shall occur in respect of which Borrower is the defaulting party; or

     (b) Lender becomes obligated to return, or is otherwise deprived of its rights to, any Loaned Securities after their return to Lender, or Lender is in any way required to pay their value or any related sum over, as a result of any bankruptcy, insolvency, liquidation, reorganization, or other similar proceeding relating to Borrower or pursuant to any legal requirement, including without limitation any laws relating to so-called "preferences" or preferential payments,

Lender shall have the right, in addition to any other remedies provided herein or under applicable law or in equity and without further notice to Borrower:

     (a) to purchase, in a commercially reasonable time and manner (taking into consideration the nature of the market for the Loaned Securities), a like amount of the Loaned Securities ("Replacement Securities") in the principal market for such securities; or

     (b) to sell any Collateral in the principal market for such Collateral in a commercially reasonable time and manner (taking into consideration the nature of the market for the Collateral) or to treat the Loaned Securities as having been purchased by Borrower at a purchase price equal to the Market Value thereof on the day of the Default (or on the date of the event referred to in (b) above, as the case may be); and

     (c) to apply and set off the Collateral (including, any amounts drawn under a Letter of Credit supporting any Loan) and any proceeds thereof against the payment of the purchase price for any Replacement Securities and any amounts due Lender under Sections 4, 7, 14 and 17 hereof. Lender may also apply the Collateral and any proceeds thereof to any other obligation of Borrower under this Agreement, including Borrower's obligations with respect to distributions paid to Borrower (and not forwarded to Lender) in respect of Loaned Securities.

In the event that Lender exercises such rights, Borrower's obligation to return a like amount of Loaned Securities shall terminate.

     12.2 In the event that the purchase price of Replacement Securities, plus any and all amounts due to Lender hereunder, exceeds the Market Value of the Collateral on the date the Replacement Securities are purchased, Borrower shall be liable to Lender for the amount of such excess, together with interest on such excess at a per annum rate that, in the case of purchases of Foreign Securities, is equal to LIBOR plus two (2%) percent, and in the case of purchases of any other securities and all other amounts due to Lender hereunder, that is equal to the Fed Funds Rate plus two (2%) percent, in each case as such rates fluctuate from day to day, from the date of such purchase until the date of payment of such excess. Lender shall have, and Borrower hereby grants to Lender, as security for Borrower's obligation to pay such excess, a security interest in any property of Borrower (including, without limitation, the Collateral) then held by Lender or the Account and a right of setoff against such property and against any other amount payable by Lender to Borrower. The purchase price of securities purchased under this Section 12 shall include, and the proceeds of any sale of Collateral shall be determined after the deduction of, broker's fees, taxes and commissions and all other reasonable costs, fees and expenses related to such purchase or sale or to the exercise of Lender's remedies including, without limitation, reasonable legal fees and expenses. Upon the satisfaction of all obligations hereunder, any remaining Collateral shall be returned to Borrower.

     13.    BORROWER'S REMEDIES.

     13.1   In the event of any Default involving Lender or an Account under
Section 11 hereof, Borrower shall have the right, in addition to any other remedies provided herein or under applicable law or in equity and without further notice to Lender:

     (a) to purchase, in a commercially reasonable time and manner (taking into consideration the nature of the market for the Collateral), a like amount of Collateral ("Replacement Collateral") in the principal market for such Collateral, or

     (b) to sell a like amount of Loaned Securities in the principal market for such Loaned Securities in a commercially reasonable time and manner (taking, into consideration the nature of the market for the Loaned Securities) or to treat the Collateral as having been purchased by Lender at a purchase price equal to the Market Value thereof on the day of the Default and

     (c) to apply and set off the Loaned Securities and any proceeds thereof against the payment of the purchase price for any Replacement Collateral, Lender's obligation to return any cash or other Collateral and any amounts due Lender under Sections 4, 7 and 17 hereof. Borrower may also apply the Loaned Securities and any proceeds thereof to any other obligation of Lender or the Account under this Agreement, including Lender's obligations with respect to distributions paid to Lender (and not forwarded to Borrower) in respect of Collateral.

In the event that Borrower exercises such rights, Lender's obligation to return a like amount of Collateral shall terminate; PROVIDED, HOWEVER, that, where Collateral consists of a Letter of Credit, upon the exercise or deemed exercise by Borrower of its termination rights under Section 11, Lender shall immediately return the Letter of Credit to Borrower, and Borrower shall return to Lender the Loaned Securities or an amount equal to the net proceeds from the sale (or deemed sale) of the Loaned Securities in the manner described above, reduced by any other amounts owed by the Account to Borrower.

     13.2 In the event that the sales price received from such Loaned Securities is less than the purchase price of Replacement Collateral (plus the amount of any cash and the Market Value of any other Collateral not replaced by Borrower on the date that the Loaned Securities are sold, and all amounts due to Borrower hereunder), the Account shall be liable to Borrower for the amount of such deficiency, together with interest on such deficiency at a per annum rate that, in the case of Collateral consisting of Foreign Securities, is equal to LIBOR plus two (2%) percent, and in the case of Collateral consisting of any other securities and all other amounts due to Borrower hereunder, that is equal to the Fed Funds Rate plus two (2%) percent, in each case as such rates fluctuate from day to day, from the date of such sale until the date of payment of such deficiency. Borrower shall have, and Lender as agent for the Account hereby grants to Borrower, as security for the Account's obligation to pay such excess, a security interest in any property of the Account (including, without limitation, the Loaned Securities) then held by Borrower and a right of setoff against such property and against any other amount payable by Borrower to Lender in respect of such Account arising hereunder. The purchase price of any Replacement Collateral purchased under this Section 13 shall include, and the proceeds of any sale of any Loaned Securities shall be determined after the deduction of, broker's fees, taxes and commissions and all other reasonable costs, fees and expenses related to such purchase or sale or to the exercise of Borrower's remedies including, without limitation reasonable legal fees and expenses. Upon the satisfaction of all the Account's obligations hereunder, any remaining Loaned Securities (or remaining net cash proceeds from sale or deemed sale thereof) shall be returned to Lender.

     14. TRANSFER TAXES AND COSTS. All transfer taxes, stamp duties and fees and similar charges with respect to any transfers hereunder of Loaned Securities or Collateral shall be paid by Borrower. Borrower covenants and agrees that it shall ensure that this Agreement and all instruments of transfer in respect of any Loaned Securities or Collateral shall have been stamped in accordance with all applicable laws.

     15.    MARKET VALUE.

     15.1 If the principal market for the securities to be valued is a national securities exchange in the United States, their Market Value shall be determined by their last sale price on such exchange on the preceding Business Day or, if there was no sale on that day, by the last sale price on the next preceding Business Day on which there was a sale on such exchange, all as quoted on the consolidated tape or if not quoted on the consolidated tape, then as quoted by such exchange.

     15.2 If the principal market for the securities to be valued is the over-the-counter market, their Market Value shall be determined as follows. If the securities are quoted on the Nasdaq stock market (Nasdaq), their Market Value shall be the closing sale price on Nasdaq on the preceding Business Day or, if the securities are issues for which last sale prices are not quoted on Nasdaq, the closing bid price on such day. If the securities to be valued are not quoted on Nasdaq, their Market Value shall be the highest bid quotation as quoted in or by any of The Wall Street Journal, the National Quotation Bureau pink sheets, or a recognized, independent pricing source chosen by the Lender. If the securities to be valued are Government Securities, their Market Value shall be the closing bid as quoted by any recognized, independent pricing service chosen by the Lender or, if not available from such a service, as quoted in The Wall Street Journal. In each case, if the relevant quotation did not exist on such day, then the relevant quotation on the next preceding Business Day on which there was such a quotation shall be the Market Value.

     15.3 Unless otherwise agreed, if the securities to be valued are Foreign Securities, their Market Value shall be determined as of the close of business on the preceding Business Day in accordance with market practice in the principal market for such securities.

     15.4 Market Value shall include, where applicable, accrued interest to the extent not already included therein (other than any interest transferred to the other party pursuant to Section 7).

     15.5 With respect to Collateral consisting of cash, Market Value as of any date shall be the face amount thereof held by Lender at the time of determination and, with respect to Collateral consisting of Letters of Credit, Market Value as of any date shall be the undrawn balance thereof which Lender may at such time draw thereunder except that if, in the judgment of Lender, the creditworthiness of the issuer of any Letter of Credit has been or may be impaired, then, upon notice to Borrower, the Market Value of such Letter of Credit shall be zero.

     15.6 Unless otherwise agreed, where the Loaned Securities in respect of a Loan are denominated in a currency other than the currency in which the related Collateral is denominated the currency which shall be applicable for purposes of determining Market Value shall be the Currency in which the Collateral is denominated (the "Contractual Currency"), and all Loaned Security not denominated in the Contractual Currency shall be converted into a Contractual Currency equivalent based on the most current spot rate of exchange quoted by the independent source of exchange rates as notified to Borrower by Lender upon Borrower's request. Such notification may be oral.

     16.    TRANSFERS.

     16.1 All transfers of securities hereunder shall be by (a) physical delivery of certificates representing such securities together with duly executed stock and bond transfer powers, as the case may be, with signatures guaranteed by a bank or a member firm of the New York Stock Exchange, Inc.,
(b) transfer on the books of a Clearing Organization, (c) transfer on the books of a financial or securities intermediary in accordance with the UCC or
(d) such other means as Borrower and Lender may agree. In every transfer of securities hereunder, the transferor shall take all steps necessary (i) to effect a "transfer" under Section 8-313 of the UCC or any amended version of
Article 8 of the UCC that may hereafter be in effect, with respect to transfers governed by Revised Article 8, to give the transferee control of the transferred securities within the meaning of Revised Article 8 Section 8-106; and (ii) to provide the transferee with comparable rights under any applicable foreign law or regulation.

     16.2 All transfers of cash Collateral hereunder shall be by (a) wire transfer in immediately available, freely transferable funds or (b) such other means as Borrower and Lender may agree. All other transfers of cash hereunder shall be made in accordance with the preceding sentence or by delivery of same day funds.

     16.3 All transfers of a Letter of Credit from Borrower to Lender shall be made by physical delivery of the Letter of Credit to Lender. Transfer of a Letter of Credit from Lender to Borrower shall be made by causing such Letter of Credit to be returned or by causing the amount of such Letter of Credit to be reduced to the amount required after such transfer.

     16.4 A transfer of securities, cash or Letters of Credit may be effected under this Section 16 on any day except (a) a day on which the transferee is closed for business at its address set forth on the signature page hereof or (b) a day on which a Clearing Organization or wire transfer system is closed, if the facilities of such Clearing Organization or wire transfer system are required to effect such transfer. Each transfer of securities or cash shall be made to the account specified by the party to whom such transfer is to be made.

     17.    CONTRACTUAL CURRENCY.

     17.1 Unless otherwise agreed, each payment of cash under this Agreement (except as provided in Section 7.2) shall be made in the Contractual Currency. Notwithstanding the foregoing, the payee of any such payment may, at its option, accept tender thereof in any other currency; PROVIDED, HOWEVER, that, to the extent permitted by applicable law, the obligation of the payor to make such payment will be discharged only to the extent of the amount of Contractual Currency that such payee may, consistent with normal banking procedures, purchase with such other currency (after deduction of any premium and costs of exchange) on the banking day next succeeding its receipt of such currency.

     17.2 If for any reason the amount of the Contractual Currency received under Section 17.1, including amounts received after conversion of any recovery under any judgment or order expressed in a currency other than the Contractual Currency, falls short of the amount in the Contractual Currency due in respect of this Agreement, the party required to make the payment will (unless a Default has occurred and such party is the non defaulting party), as a separate and independent obligation and to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.

     17.3 If for any reason the amount in the Contractual Currency received under Section 17.1 exceeds the amount in the Contractual Currency due in respect of this Agreement, then the party receiving the payment will (unless a Default has occurred and such party is the non-defaulting party) refund promptly the amount of such excess.

     18. OBLIGATIONS TO BE SEPARATE. Each and every obligation, liability or undertaking of an Account with respect to any Loan shall be solely an obligation, liability or undertaking of, and binding upon, the Account for which such Loan is made and shall be payable solely from the available assets of such Account. No such obligation, liability or undertaking shall be binding upon or affect any other Account or, in the case of an Account that is a portfolio or series of an investment company registered as such under the Investment Company Act of 1940 be binding, upon or affect any assets of any other portfolio or series of such investment company. Neither PaineWebber Incorporated (in its individual capacity) nor any Affiliate thereof shall have any liability to Borrower whatsoever in respect of any Loan, it being understood and agreed that Borrower shall have recourse solely to the Account in the event of the occurrence of a Default involving the Account.

     19. ERISA. If any of the securities transferred to Borrower hereunder for any Loan have been or shall be obtained, directly or indirectly, from or using the assets of any Plan, Lender shall so notify Borrower in writing upon the execution of this Agreement or upon initiation of the Loan under Section 1.1. If Lender so notifies Borrower, then Borrower and Lender shall conduct the Loan in accordance with the terms and conditions of Department of Labor Prohibited Transaction Exemption 81-6 (46 Fed. Reg. 7527, January 23, 1981; as amended, 52 Fed. Reg. 18754, May 19, 1987), or any successor thereto, unless Borrower certifies that neither it nor any of its Affiliates is a party-in-interest to the Plan for purposes of ERISA. If a Loan is to be conducted in accordance with Prohibited Transaction Exemption 81-6, then Borrower represents and warrants to Lender that it is either (a) a bank subject to federal or state supervision, (b) a broker-dealer registered under the Exchange Act or (c) exempt from registration under Section 15(a)(1) of the Exchange Act as a dealer in exempted government securities (as defined in Section 3(a)(12) of the Exchange Act) and (d) neither it nor any affiliate (as defined in Prohibited Transaction Exemption 81-6) of Borrower has any discretionary authority or control with respect to the investment of the assets of the Plan involved in the Loan or renders investment advice (within the meaning of 29 C.F.R. Section 2510.3-21(c)) with respect to the assets of the Plan involved in the Loan. For purposes hereof, "Plan" shall mean (a) any "employee benefit plan" as defined in Section 3(3) of ERISA which is subject to Part 4 of Subtitle B of Title I of such Act; (b) any "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986; or (c) any entity the assets of which are deemed to be assets of any such "employee benefit plan" or "plan" by reason of the Department of Labor's plan asset regulation, 29 C.F.R. Section 2510.3-101.

     20. INDEMNIFICATION. Borrower agrees to indemnify and hold harmless Lender and the Account (including the directors and officers of any Account which is a corporation or business trust, and the sponsor and fiduciaries of any Account which is a Plan) from any and all damages, losses, liabilities, claims, costs and expenses (including attorneys' fees) which Lender or the Account may incur or suffer arising in any way out of the use by Borrower of Loaned Securities or any failure of Borrower to deliver Loaned Securities in accordance herewith or to otherwise comply with the terms of this Agreement, PROVIDED, HOWEVER, that this indemnification shall extend to consequential losses or damages only to the extent that the same are caused by Borrower's gross negligence or willful misconduct.

     21. CALCULATIONS. Except as provided in Section 8.1, all determinations of the Market Value of securities, Collateral, or other property or amounts for any purpose under this Agreement shall be made in good faith by Lender.

     22. LIMITATION OF LIABILITY. With respect to each Account that has represented to the Lender that it is a business trust, notice is hereby given that this instrument is executed by Lender as agent on behalf of the Trustees of each such Account as Trustees and not individually and that the obligations of such Account under this instrument are not binding upon any of the Trustees or shareholders of such Account individually but are binding only upon the assets and property of each such Account.

     23. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of laws principles thereof. Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or Federal court located in New York, New York, and consents that all service of process shall be sent by (a) same-day messenger service, or (b) nationally recognized overnight courier service directed to Borrower at Borrower's address set forth below for notices, and service so made will be deemed to be completed (a) at the time of deposit with the messenger service or (b) on the Business Day after deposit with such courier; provided, that nothing contained in this Agreement will prevent Lender from bringing any action, enforcing any award or judgment or exercising any rights against Borrower individually, against any security or against any property of Borrower within any other county, state or nation. Lender and Borrower agree that the venue provided above is the most convenient forum for both Lender and Borrower, and Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

     24. WAIVER OF JURY TRIAL: ARBITRATION. EACH OF THE BORROWER AND LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. BORROWER AND LENDER ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY. Any dispute or controversy between the parties relating to or arising out of this Agreement or any Loan shall be referred to and settled by arbitration pursuant to the Constitution and Rules of The New York Stock Exchange, Inc., in New York City, New York, except that any dispute or controversy arising out of an event under Section
11.6 above shall not be referred to arbitration. Borrower acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

     25. WAIVER. The failure of either party to exercise any remedy or to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to exercise any of its remedies or to insist upon strict adherence to that term or any other term of this Agreement. All waivers in respect of a Default must be in writing.

     26. REMEDIES. All remedies hereunder and all obligations with respect to any Loan shall survive the termination of the relevant Loan, return of Loaned Securities or Collateral and termination of this Agreement. The parties agree that, in the event that Lender fails to enforce any of its rights or remedies hereunder, such rights and remedies may be enforced against Borrower by the Account.

     27. NOTICES AND OTHER COMMUNICATIONS. Except as otherwise provided in this Agreement, all notices, demands, and other communications hereunder shall be sufficient if made in writing and delivered or transmitted (as the case may be) by registered mail, facsimile, telex, or courier, or by telephone promptly confirmed in writing and delivered or transmitted as aforesaid, to the intended recipient at the addresses (or to the numbers) set forth on the signature page hereof. Notices shall be effective upon receipt.

     28. MISCELLANEOUS. This Agreement constitutes the entire agreement between the parties hereto, other than any agreement between the parties that specifies that it relates specifically to loans of securities of a particular Account or group of Accounts. This Agreement shall not be assigned by either party (either directly or indirectly as a result of a merger, consolidation or other reorganization) without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, subject only to fulfillment of any obligations then outstanding. This Agreement shall not be modified, except by an instrument in writing specifically referring hereto, signed by the party against whom enforcement is sought.

     29.    DEFINITIONS.  For the purposes hereof:

     29.1 "Account" means, with respect to any Loan, the account for which Lender is acting as agent in making the Loan.

     29.2 "Affiliate" shall mean any entity which controls, is controlled by, or is under common control with another entity.

     29.3   "Bankruptcy Code" shall have the meaning set forth in Section 10.6.

     29.4   "Borrower" shall have the meaning set forth in the introduction.

     29.5   "Borrower Payment" shall have the meaning set forth in Section 7.4.

     29.6 "Business Day" shall mean, with respect to any Loan hereunder, any day (other than a Saturday or Sunday) recognized as a settlement day in the principal market in which the Loaned Securities are traded, PROVIDED, HOWEVER, that for the purposes of computing Market Value in Section 15, "Business Day" shall mean a day on which regular trading occurs in the principal market for the securities whose value is being determined. Notwithstanding the foregoing, for purposes of marking to market in Section 8, "Business Day" shall mean any day (other than a Saturday or Sunday) (a) on which regular trading occurs in the principal market for any Loaned Securities or for any Collateral consisting of securities under any outstanding Loan or (b) on which transfers of cash Collateral may be effected by Lender and Borrower (or any nominee or agent thereof).

     29.7   "Cash Collateral Fee" shall have the meaning set forth in
Section 4.2.

     29.8 "Clearing Organization" shall mean The Depository Trust Company, Participants Trust Company or if agreed to by Borrower and Lender, such other clearing agency at which Borrower (or Borrower's agent) and Lender (or Lender's agent) maintain accounts, or a book entry system maintained by a Federal Reserve Bank.

     29.9 "Collateral" shall mean: (a) all cash, Government Securities and all other marketable securities or Letters of Credit that Borrower and Lender agree shall be acceptable as collateral, whether now owned or hereafter acquired, which are transferred to Lender pursuant to Sections 3 or 8; (b) all accounts in which such property is deposited and all securities, instruments or other investment property in which any cash collateral is invested or reinvested; and (c) any payments, distributions and proceeds of the foregoing. For purposes of the return of Collateral by Lender or purchase or sale of securities in connection with the exercise of Lender's or Borrower's remedies, such term shall include securities of the same issuer, class and quantity as the Collateral initially transferred by Borrower to Lender.

     29.10  "Collateral Distributions" shall have the meaning set forth in
Section 7.4.

     29.11 "Contractual Currency" shall mean: (a) with respect to any payment in respect of a distribution under Section 7, the currency in which the underlying distribution was made; (b) with respect to any return of cash, the currency in which the underlying transfer of cash was made; (c) with respect to any other payment of cash in connection with a Loan, United States dollars or such other currency as may be agreed upon by Borrower and Lender; and (d) for purposes of determining Market Value of Loaned Securities and Collateral in respect of a Loan in which the Loaned Securities and the Collateral are denominated in different currencies, the currency in which the Collateral is denominated.

     29.12  "Default" shall have the meaning set forth in Section 11.

     29.13 "Fed Funds Rate" shall mean the rate of interest (expressed as an annual rate), as published in Federal Reserve Statistical Release H.15 (519) or any publication substituted therefor, charged for federal funds (dollars in immediately available funds borrowed by banks on an overnight unsecured basis) on that day or, if that day is not a banking day in New York City, on the next preceding banking day.

     29.14  "ERISA" shall mean the Employee Retirement Income Security Act of
1974.

     29.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     29.16 "Foreign Securities" shall mean securities that are denominated in a currency other than United States Dollars and that are principally cleared and settled outside of the United States.

     29.17 "Government Securities" shall mean government securities as defined in Section 3(a)(42)(A)-(C) of the Exchange Act.

     29.18  "Lender" shall have the meaning set forth in the introduction.

     29.19  "Lender Payment" shall have the meaning set forth in Section 7.4.

     29.20 "Letter of Credit" shall mean an irrevocable, unconditional, stand-by letter of credit, in form and substance satisfactory to Lender, issued by a bank (not affiliated with Borrower) which is acceptable to Lender and is insured by the Federal Deposit Insurance Corporation or is a foreign bank that has filed an agreement with the Board of Governors of the Federal Reserve System on Form FR T-2 (or any successor).

     29.21 "LIBOR" shall mean for any date, the offered rate for deposits in U.S. dollars for a period of three months which appears on the Reuters Screen LIBOR page as of 11:00 A.M., London time, on such date (or, if at least two such rates appear, the arithmetic mean of such rates).

     29.22  "Loan" shall have the meaning set forth in Section 1.1.

     29.23  "Loan Fee" shall have the meaning set forth in Section 4.1.

     29.24 "Loaned Securities" shall mean any security (as defined in the Exchange Act) that is transferred in a Loan until such security (or an identical security) is transferred back to Lender hereunder, except that if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange is made. For purposes of the return of Loaned Securities by Borrower or purchase or sale of securities in connection with the exercise of Lender's or Borrower's remedies hereunder, such term shall include securities of the same issuer, class and quantity as the Loaned Securities, as adjusted pursuant to the preceding sentence.

     29.25 "Margin Deficit" and "Margin Excess" shall have the meanings set forth in Sections 8.2 and 8.3, respectively.

     29.26  "Margin Regulations" shall have the meaning set forth in
Section 9.4.

     29.27 "Market Value" shall mean market value determined in accordance with Section 15.

     29.28  "Plan" shall have the meaning set forth in Section 18.

     29.29 "Required Value" shall mean, as of any date of determination, the following percentage of the Market Value of the Loaned Securities: (a) in the case of Foreign Securities, 105%; and (b) in the case of all other Loaned Securities, 102%.

     29.30 "Revised Article 8" shall mean the Uniform Commercial Code, Revised Article 8, Investment Securities (with Conforming and Miscellaneous Amendments to Articles 1, 3, 4, 5, 9 and 10), 1994 Official Text, as incorporated by reference in 31 C.F.R. Part 357.

     29.31  "Securities Distributions" shall have the meaning set forth in
Section 7.4.

     29.32  "SIPA" shall have the meaning set forth in Section 11.6.

     29.33  "Tax" shall have the meaning set forth in Section 7.4.

     29.34 "Termination Notice Time" shall mean, with respect to a notice to Lender to terminate a Loan: (a) with respect to a Loan of Government Securities, 9:45 a.m., Eastern time on a Business Day; (b) with respect to a Loan of Foreign Securities, 11:00 a.m., Eastern time on the second Business Day preceding the termination date; and (c) with respect to any other Loan, 11:00 a.m., Eastern time, on a Business Day.

     29.35 "Transfer" or "transfer" of cash, securities or Letters of Credit by Lender to Borrower or by Borrower to Lender shall mean a transfer effected in accordance with Section 16.

     29.36 "UCC" shall mean the Uniform Commercial Code in effect in the State of New York, as the same may be amended from time to time.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Address for Notices:                    PAINEWEBBER INCORPORATED, in
                                        its capacity as agent for Accounts(s)
265 Franklin Street                     and not in its individual capacity
15th Floor
Boston, Massachusetts 02110             By:
                                        -------------------------------------
Attn: Global Portfolio Lending

Facsimile No.: (617) 439-8215           Name:
Telephone No.: (617) 439-8556           -------------------------------------

                                        Title:

                                        -------------------------------------



Address for Notices:                    -------------------------------------
                                             as Borrower


---------------------------             By:
---------------------------             -------------------------------------
---------------------------
                                        Name:
Attn:                                   -------------------------------------
     ----------------------
                                        Title:
Facsimile No.:                          -------------------------------------
              -------------
Telephone No.:
              -------------